Exhibit 24

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Joseph A. Mollica, Ph.D. and Stephen C. Costalas, Esq., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, in any and all capacities, to sign a registration statement on Form S-8 to be filed by Pharmacopeia, Inc., relating to 2,000,000 shares of its common stock to be issued pursuant to the Pharmacopeia, Inc. Amended and Restated 2004 Stock Incentive Plan, and any and all amendments (including post-effective amendments) to such registration statement, and to file the same, with exhibits, with the Securities and Exchange Commission. In addition, the undersigned grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done.

IN WITNESS WHEREOF, this power of attorney has been signed by the following persons in the capacities indicated as of August 6, 2008.

/s/ Joseph A. Mollica	Interim President and Chief Executive Officer and
Joseph A. Mollica	Director

/s/ Brian M. Posner	Executive Vice President, Chief Financial Officer and
Brian M. Posner	Treasurer

/s/ Carol A. Ammon	Director
Carol A. Ammon

/s/ Frank Baldino, Jr., Ph.D.	Director
Frank Baldino, Jr., Ph.D.

/s/ Paul A. Bartlett, Ph.D.	Director
Paul A. Bartlett, Ph.D.

/s/ Steven J. Burakoff, M.D.	Director
Steven J. Burakoff, M.D.

/s/ Dennis H. Langer, M.D.	Director
Dennis H. Langer, M.D.

/s/ Bruce A. Peacock	Director
Bruce A. Peacock

/s/ Martin H. Soeters	Director
Martin H. Soeters